As filed with the Securities and Exchange Commission on December 14, 2023

Registration No. 333-273617

Registration No. 333-240236

Registration No. 333-232397

Registration No. 333-226370

Registration No. 333-212688

Registration No. 333-204331

Registration No. 333-197992

Registration No. 333-188446

Registration No. 333-176144

Registration No. 333-168672

Registration No. 333-148188

Registration No. 333-56670

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-273617

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-240236

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-232397

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-226370

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212688

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204331

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197992

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188446

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176144

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-168672

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-148188

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-56670

UNDER

THE SECURITIES ACT OF 1933

SEAGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1874389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2007 Equity Incentive Plan

Amended and Restated 2000 Employee Stock Purchase Plan

2000 Directors’ Stock Option Plan, as Amended

1998 Stock Option Plan

(Full title of the plans)

Margaret M. Madden, Esq.

Vice President

Seagen Inc.

66 Hudson Boulevard East

New York, New York 10001

(Name and address of agent for service)

(212) 733-2323

(telephone number, including area code, of agent for service)

Copies to:

David K. Lam

Zachary S. Podolsky

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) previously filed by Seagen Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (File No. 333-273617), originally filed with the SEC on August 2, 2023, registering 5,190,000 shares of the Company’s Common Stock, par value $0.001 per share (“Shares”), issuable in connection with the Company’s Amended and Restated 2007 Equity Incentive Plan (the “Equity Incentive Plan”).

•	Registration Statement on Form S-8 (File No. 333-240236), originally filed with the SEC on July 31, 2020, registering 6,000,000 Shares, issuable in connection with the Equity Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-232397), originally filed with the SEC on June 27, 2019, registering 1,000,000 Shares, issuable in connection with the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “ESPP”).

•	Registration Statement on Form S-8 (File No. 333-226370), originally filed with the SEC on July 26, 2018, registering 6,000,000 Shares, issuable in connection with the Equity Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-212688), originally filed with the SEC on July 26, 2016, registering 6,000,000 Shares, issuable in connection with the Equity Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-204331), originally filed with the SEC on May 20, 2015, registering 1,000,000 Shares, issuable in connection with the ESPP.

•	Registration Statement on Form S-8 (File No. 333-197992), originally filed with the SEC on August 8, 2014, registering 4,500,000 Shares, issuable in connection with the Equity Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-188446), originally filed with the SEC on May 8, 2013, registering 4,000,000 Shares, issuable in connection with the Equity Incentive Plan.

•	Registration Statement on Form S-8 (File No. 333-176144), originally filed with the SEC on August 8, 2011, registering 700,000 Shares, issuable in connection with the ESPP.

•	Registration Statement on Form S-8 (File No. 333-168672), originally filed with the SEC on August 9, 2010, registering 7,500,000 Shares, issuable in connection with the Equity Incentive Plan.

•

Registration Statement on Form S-8 (File No. 333-148188), originally filed with the SEC on December 19, 2007, registering (a) 5,000,000 Shares, issuable in connection with the Equity Incentive Plan and (b) 500,000 Shares, issuable in connection with the Company’s 2000 Directors’ Stock Option Plan, as amended (the “Directors’ Stock Option Plan”).

•

Registration Statement on Form S-8 (File No. 333-56670), originally filed with the SEC on March 7, 2001, registering (a) 11,899,297 Shares, issuable in connection with the Company’s 1998 Stock Option Plan; (b) 3,000,000 Shares, issuable in connection with the 2000 Employee Stock Purchase Plan; and (c) 400,000 Shares, issuable in connection with the Directors’ Stock Option Plan.

These Post-Effective Amendments are being filed in connection with the closing on December 14, 2023 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 12, 2023 (the “Merger Agreement”), by and among Pfizer Inc., a Delaware corporation (“Parent”), Aris Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company. On December 14, 2023, pursuant to the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. In accordance with undertakings made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offerings, the Company hereby removes from registration all such securities of the Company registered pursuant to the Registration Statements that remain unsold and any plan interests that are unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the effectiveness of each such Registration Statement is hereby terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 14, 2023. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

SEAGEN INC.

By:	/s/ Margaret M. Madden
	Name:	Margaret M. Madden
	Title:	Vice President